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                                                                    EXHIBIT 99.1

                  AGREEMENT TO FURNISH EXHIBITS AND SCHEDULES

     The Registrant hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, a copy of any of the exhibits and schedules to the Exhibits to the Form 10-K. Each of such Exhibits to the Form 10-K sets forth a brief description of each exhibit and schedule.

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